Exhibit 8.1

Subsidiaries	Date of Incorporation /Acquisition	Place of Incorporation	Percentage of Ownership

JinkoSolar Technology Limited	November 10, 2006	Hong Kong	100%

Jinko Solar Co., Ltd.	December 13, 2006	PRC	100%

Zhejiang Jinko Solar Co., Ltd.	June 30, 2009	PRC	100%

JinkoSolar International Limited	November 25, 2009	Hong Kong	100%

Jinko Solar Import and Export Co., Ltd.	December 24, 2009	PRC	100%

JinkoSolar GmbH	April 1, 2010	Germany	100%

Zhejiang Jinko Trading Co., Ltd.	June 13, 2010	PRC	100%

JinkoSolar (U.S.) Inc.	August 19, 2010	USA	100%

Jiangxi Photovoltaic Materials Co., Ltd	December 1, 2010	PRC	100%

JinkoSolar (Switzerland) AG	May 3, 2011	Switzerland	100%

JinkoSolar (US) Holdings Inc.	June 7, 2011	USA	100%

JinkoSolar Italy S.R.L.	July 8, 2011	Italy	100%

JinkoSolar SAS	September 12, 2011	France	100%

Jinko Solar Canada Co., Ltd	November 18, 2011	Canada	100%

Jinko Solar Australia Holdings Co. Pty Ltd	December 7, 2011	Australia	100%

Jinko Solar Pty Ltd.	April 13, 2012	South Africa	100%

Jinko Solar Japan K.K.	May 21, 2012	Japan	100%

JinkoSolar Power Engineering Group Limited (“JinkoSolar Power”)*	November 12, 2013	Cayman	55%

JinkoSolar WWG Investment Co., Ltd	April 8, 2014	Cayman	100%

JinkoSolar Comércio do Brazil Ltda	January 14, 2014	Brazil	100%

Projinko Solar Portugal Unipessoal LDA.	February 20, 2014	Portugal	100%

JinkoSolar Mexico S.DE R.L. DE C.V.	February 25, 2014	Mexico	100%

Zhejiang Jinko Financial Leasing Co., Ltd	October 10, 2014	PRC	100%

Shanghai Jinko Financial Information Service Co., Ltd	November 7, 2014	PRC	100%

JinkoSolar Household PV Technology Holding Co., Ltd (“JinkoSolar Household”)**	December 30, 2014	Hong Kong	100%

Jinko Solar Technology SDN.BHD.	January 21, 2015	Malaysia	100%

Jinko Power International (Hongkong) Limited	July 10, 2015	Hong Kong	100%

JinkoSolar International Development Limited	August 28, 2015	Hong Kong	100%

JinkoSolar (Thailand) Co., Ltd	October 16, 2015	Thailand	100%

*	JinkoSolar Power is the holding company of our solar project business. The following table sets forth information concerning JinkoSolar Power’s major subsidiaries as of December 31, 2015:

Subsidiaries	Date of Incorporation	Place of Incorporation	Percentage of Ownership

Canton Best Limited (“Canton Best BVI”) [1]	September 16, 2013	BVI	100%

Wide Wealth Group Holding Limited (“Wide Wealth Hong Kong”) [1]	June 11, 2012	Hong Kong	100%

Jiangxi JinkoSolar Engineering Co., Ltd. (“Jinko Engineering”) (Originally named as Shangrao Jinko PV Technology Engineering Co., Ltd.)	July 28, 2011	PRC	100%

Jinko Power Co., Ltd. (Zhejiang) (formerly Haining JinkoSolar Investment Co.,Ltd)	September 14, 2012	PRC	100%

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1 Canton Best BVI is a wholly owned subsidiary of JinkoSolar Power, and Wide Wealth Hong Kong is a wholly owned subsidiary of Canton Best BVI. Wide Wealth Hong Kong holds 100% equity interest in Jinko Engineering which further holds 83.56% equity interest in Jinko Power Co., Ltd. (Zhejiang). Jinko Power Co., Ltd. (Zhejiang) holds 93 solar power project entities in the PRC.

**JinkoSolar Household is the holding company of our household rooftop DG project business. The following table sets forth information concerning JinkoSolar Household’s major subsidiaries as of December 31,2015:

Subsidiaries	Date of Incorporation	Place of Incorporation	Percentage of ownership

JinkoSolar Household PV System Ltd.	January 12, 2015	BVI	100%

JinkoSolar Household PV Technology (HongKong) Limited (“JinkoSolar Household HongKong”) [1]	January 21, 2015	Hong Kong	100%

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1 JinkoSolar Household HongKong holds eight solar power project entities in the PRC.